Exhibit 99.1

                        LAKELAND FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE              Contact:        David M. Findlay
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (574) 267-9197

                            RECORD INCOME REPORTED
                            FOR LAKELAND FINANCIAL

                Quarterly Dividend of $0.19 Per Share Announced

     Warsaw, Indiana (July 15, 2003) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $3.7 million for the second quarter of 2003, an increase of 22.5% versus $3.1 million for the comparable period in 2002. Diluted net income per common share for the quarter was $0.63 versus $0.51 for the comparable period in 2002. Net income for the six months ended June 30, 2003 was a record $7.3 million versus $6.0 million for the comparable period in 2002, an increase of 20.8%. Diluted net income per share for the six months ended June 30, 2003 was $1.22 per share versus $1.01 per share in 2002.

     The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.19 per share, payable on July 25, 2003 to shareholders of record on July 10, 2003. The quarterly dividend represents a 12% increase over the quarterly dividend of $0.17 paid in 2002.

     In addition, the Company announced the R. Douglas Grant had retired as Chairman of the Board and that Eddie Creighton had retired from the Board. Michael L. Kubacki, President and Chief Executive Officer, commented, "Doug and Eddie played important roles in building the Bank to where it is today. Eddie served the Board for 33 years, and Doug led the organization as Chief Executive Officer from 1980 though 1998. They contributed to the establishment of our solid position in Northern Indiana and helped create the foundation for our continued growth and success." Mr. Kubacki succeeds Mr. Grant as the new Chairman of the Board.

     Kubacki further commented on the performance, "Despite the many challenges for our industry created by a generally weak economy and unprecedented low interest rates, the Lake City Bank team is pleased to report strong results for the first six months of 2003. Outstanding growth in noninterest income, in conjunction with good overall expense control, has contributed to a good first half of the year. With an efficiency ratio lowered to 59.6% for the first six months of the year versus 62.5% for the comparable period in 2002, we continue to improve this key measure of performance."

     Kubacki continued, "Noninterest income for the first six months increased to $9.3 million versus $6.9 million in the comparable period in 2002, driven by mortgage sales gains of $2.3 million, an increase of $1.6 million versus the comparable period in 2002. With mortgage rates remaining at historical lows during much of the year, the unmatched volume of mortgage originations continued during the second quarter. With the recent interest rate cut by the Federal Reserve Bank, we do not anticipate that mortgage rates will change significantly during the third quarter. Nonetheless, we do not anticipate that this level of mortgage sales gains will continue throughout the balance of the year, as we believe the mortgage cycle simply cannot maintain this level of activity. Also adding to the strong increase in noninterest income was a $708,000 increase in other income, which grew from $1.7 million for the first six months of 2002 to $2.5 million for the comparable period in 2003 as a result of the implementation of an insurance investment program, income due to a reduction in the valuation allowance related to accounting for mortgage servicing rights and increased service fees.

     "Net interest income after the provision for loan losses increased by only 1.5% from $19.6 million in the first six months of 2002 to $19.9 million for the comparable period in 2003. Net interest income continued to be negatively impacted by a decline in the net interest margin from 4.14% in the first six months of 2002 to 3.92% in the comparable period of 2003. Net interest margin pressure remains one of our greatest challenges in this unparalleled low interest rate environment. While we are pleased that the net interest margin of 3.89% for the second quarter of 2003 remained stable when compared to 3.93% in the first quarter, we expect margin pressures to continue due to the recent rate cuts by the Federal Reserve Bank, the overall lower asset yields and the generally lower interest rate environment," added Kubacki.

     Average loans for the six months ended June 30, 2003 were $838.1 million versus $753.2 million during the comparable period in 2002. Total loans as of June 30, 2003 were $839.4 million versus $826.9 million as of March 31, 2003. Lakeland Financial's allowance for loan losses as of June 30, 2003 was $9.8 million, or 1.17% of gross loans, compared to $8.9 million, or 1.16% of gross loans, as of June 30, 2002 and $9.7 million, or 1.18% of gross loans as of March 31, 2003. Non-performing assets totaled $8.2 million as of June 30, 2003 versus $6.5 million on June 30, 2002 and $8.8 million as of March 31, 2003. On a linked quarter basis, total nonperforming assets declined by approximately $600,000 from the first quarter of 2003 to the second quarter. The ratio of non-performing assets to loans was 0.98% on June 30, 2003 compared to 0.84% on June 30, 2002 and 1.06% at March 31, 2003.

     Kubacki commented, "During the first six months of 2003, average loans increased by 8.7% to $838.1 million versus $770.9 million for all of 2002. Average loans during the second quarter of 2003 were $846.5 million versus $829.6 million in the first quarter of 2003, an increase of 1.9%. Clearly, loan growth has slowed during the second quarter as our region continued to experience economic uncertainty. Net charge offs totaled $673,000 in the quarter versus $172,000 in the second quarter of 2002 and $458,000 during the first quarter of 2003. Year-to-date, net charge offs totaled $1.1 million versus $311,000 during the comparable period on 2002. For the six months ended June 30, 2003, net charge offs were 0.27% of average loans on an annualized basis. "

     For the six months ended June 30, 2003, Lakeland Financial's average equity to average assets ratio was 7.07% versus 6.82% for the comparable period in 2002 and 7.07% for the first quarter of 2003. Average stockholders' equity for the first six months of 2003 was $86.5 million versus $76.4 million for the comparable period in 2002. Average total deposits for the six months ended June 30, 2003 were $951.2 million versus $834.6 million for the comparable period in 2002.

     Lakeland Financial Corporation is a $1.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 41 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. A 42nd office is currently under construction in Warsaw and is expected to open in late 2003.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include Stifel Nicolaus & Company, Howe Barnes Investments, Inc., Raymond James & Associates, Inc., McDonald Investments, Inc., First Tennessee Capital Markets and Trident Securities.

     The Company's fixed rate cumulative trust preferred securities are traded on the Nasdaq Stock Market under the symbols "LKFNP". The annual rate on the fixed rate securities is 9.0%.

     This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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



                                                    LAKELAND FINANCIAL CORPORATION
                                               SECOND QUARTER 2003 FINANCIAL HIGHLIGHTS
                                  (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                       3 Months Ended                        6 Months Ended
                                                                           June 30                             June 30
                                                                     2003             2002              2003              2002
                                                                  -----------      ------------     -------------   -------------
END OF PERIOD BALANCES
  Assets                                                       $   1,239,573    $    1,190,119   $     1,239,573  $     1,190,119
  Deposits                                                           966,244           843,162           966,244          843,162
  Loans                                                              839,355           764,212           839,355          764,212
  Allowance for Loan Losses                                            9,786             8,884             9,786            8,884
  Common Stockholders' Equity                                         87,543            79,954            87,543           79,954

AVERAGE BALANCES
Assets
  Total Assets                                                 $   1,236,266    $    1,136,964   $     1,223,639  $     1,121,623
  Earning Assets                                                   1,136,951         1,050,187         1,125,294        1,038,148
  Investments                                                        269,945           273,989           272,560          273,857
  Loans                                                              846,479           760,742           838,109          753,211
Liabilities and Stockholders' Equity
  Total Deposits                                                     968,082           851,665           951,174          834,604
  Interest Bearing Deposits                                          796,956           704,633           786,999          691,520
  Interest Bearing Liabilities                                       967,525           898,171           961,244          890,349
  Common Stockholders' Equity                                         87,379            77,680            86,489           76,443

INCOME STATEMENT DATA
  Net Interest Income                                          $      10,751    $       10,665   $        21,309  $        20,886
  Net Interest Income-Fully Tax Equivalent                            11,020            10,875            21,813           21,307
  Provision for Loan Loss                                                717               747             1,384            1,249
  Noninterest Income                                                   4,925             3,560             9,297            6,905
  Noninterest Expense                                                  9,261             8,799            18,225           17,368
  Net Income                                                           3,749             3,060             7,264            6,013

PER SHARE DATA
  Basic Net Income Per Common Share                            $        0.64    $         0.53   $          1.25  $          1.03
  Diluted Net Income Per Common Share                                   0.63              0.51              1.22             1.01
  Cash Dividends Per Common Share                                       0.19              0.17              0.38             0.34
  Book Value Per Common Share (equity per share issued)                15.05             13.75             15.05            13.75
  Market Value - High                                                  31.22             28.84             31.22            28.84
  Market Value - Low                                                   24.40             20.10             23.00            17.26
  Basic Weighted Average Common Shares Outstanding                 5,819,448         5,813,984         5,815,386        5,813,984
  Diluted Weighted Average Common Shares Outstanding               5,977,598         5,973,772         5,960,399        5,941,108

KEY RATIOS
  Return on Average Assets                                              1.22%             1.08%             1.20%           1.08%
  Return on Average Common Stockholders' Equity                        17.21             15.80             16.94            15.84
  Efficiency  (Noninterest Expense / Gross Interest Income
      plus Noninterest Income)                                         59.08             61.86             59.55            62.50
  Average Equity to Average Assets                                      7.07              6.83              7.07             6.82
  Net Interest Margin                                                   3.89              4.15              3.92             4.14
  Net Charge Offs to Average Loans                                      0.32              0.09              0.27             0.08
  Loan Loss Reserve to Loans                                            1.17              1.16              1.17             1.16
  Nonperforming Assets to Loans                                         0.98              0.84              0.98             0.84
  Tier 1 Leverage                                                       8.18              8.11              8.18             8.11
  Tier 1 Risk-Based Capital                                            10.61             10.43             10.61            10.43
  Total Capital                                                        11.65             11.46             11.65            11.46

ASSET QUALITY
  Loans Past Due 90 Days or More                               $       3,085    $        3,576   $         3,085  $         3,576
  Non-accrual Loans                                                    3,548             1,400             3,548            1,400
  Net Charge Offs                                                        673               172             1,131              311
  Other Real Estate Owned                                              1,530             1,435             1,530            1,435
  Other Nonperforming Assets                                              26                41                26               41
  Total Nonperforming Assets                                           8,189             6,452             8,189            6,452

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


                                                   LAKELAND FINANCIAL CORPORATION
                                                    CONSOLIDATED BALANCE SHEETS
                                             As of June 30, 2003 and December 31, 2002
                                                           (in thousands)
                                                                                      June 30,     December 31,
                                                                                        2003           2002
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     56,412   $     74,149
  Short-term investments                                                                   7,184         13,000
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      63,596         87,149
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         14,164         17,284
  Mortgage-backed securities                                                             211,228        222,036
  State and municipal securities                                                          45,928         34,785
                                                                                    ------------    -----------
      Total securities available-for-sale                                                271,320        274,105

Real estate mortgages held-for-sale                                                       11,230         10,395
Loans:
  Total loans                                                                            839,355        822,676
  Less: Allowance for loan losses                                                          9,786          9,533
                                                                                    ------------   ------------
     Net loans                                                                           829,569        813,143
Land, premises and equipment, net                                                         26,286         24,768
Accrued income receivable                                                                  4,943          4,999
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                      968          1,042
Other assets                                                                              26,691         27,215
                                                                                    ------------   ------------
     Total assets                                                                   $  1,239,573   $  1,247,786
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    183,436   $    192,787
  Interest bearing deposits                                                              782,808        720,538
                                                                                    ------------   ------------
     Total deposits                                                                      966,244        913,325
Short-term borrowings:
  Federal funds purchased                                                                 17,000         30,000
  Securities sold under agreements
    to repurchase                                                                         98,736        124,968
  U.S. Treasury demand notes                                                               1,848          4,000
  Other borrowings                                                                        10,000         26,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         127,584        184,968
Accrued expenses payable                                                                   7,430         12,503
Other liabilities                                                                          1,367          2,417
Long-term borrowings                                                                      30,047         31,348
Guaranteed preferred beneficial interests in
  Company's subordinated debentures                                                       19,358         19,345
                                                                                    ------------   ------------
     Total liabilities                                                                 1,152,030      1,163,906
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,817,459 shares issued and 5,773,731 outstanding as of
  June 30 2003, and 5,813,984 shares issued and 5,767,010
  outstanding at December 31, 2002                                                         1,453          1,453
Additional paid-in capital                                                                 9,671          8,537
Retained earnings                                                                         75,873         70,819
Accumulated other comprehensive income                                                     1,373          3,937
Treasury stock, at cost                                                                     (827)          (866)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           87,543         83,880
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,239,573   $  1,247,786
                                                                                    ============   ============

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


                                                   LAKELAND FINANCIAL CORPORATION
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                  For the Three Months and Six Months Ended June 30, 2003 and 2002
                                                (in thousands except for share data)
                                                            (Unaudited)

                                                          Three Months Ended             Six Months Ended
                                                               June 30,                      June 30,
                                                      ---------------------------   ---------------------------
                                                          2003           2002           2003           2002
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     12,077   $     12,315   $     23,910   $     24,651
                            Tax exempt                          66             34            129             67
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        12,143         12,349         24,039         24,718
Short-term investments                                          58             64             85             92
Securities:
 U.S. Treasury and government agency securities                145            342            315            737
 Mortgage-backed securities                                  2,694          3,039          5,626          5,797
 State and municipal securities                                497            400            925            800
 Other debt securities                                           0             87              0            202
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       15,537         16,281         30,990         32,346

INTEREST EXPENSE
----------------
Interest on deposits                                         3,702          4,226          7,488          8,578
Interest on short-term borrowings                              313            635            653          1,555
Interest on long-term debt                                     771            755          1,540          1,327
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    4,786          5,616          9,681         11,460
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         10,751         10,665         21,309         20,886
-------------------
Provision for loan losses                                      717            747          1,384          1,249
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,034          9,918         19,925         19,637
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       565            641          1,175          1,299
Service charges on deposit accounts                          1,736          1,739          3,400          3,137
Other income (net)                                           1,431            814          2,450          1,742
Net gains on the sale of real estate mortgages
  held-for-sale                                              1,193            350          2,272            711
Net securities gains                                             0             16              0             16
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,925          3,560          9,297          6,905

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               5,008          4,536          9,713          9,134
Occupancy and equipment expense                              1,218          1,082          2,580          2,181
Other expense                                                3,035          3,181          5,932          6,053
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                 9,261          8,799         18,225         17,368

INCOME BEFORE INCOME TAX EXPENSE                             5,698          4,679         10,997          9,174
--------------------------------
Income tax expense                                           1,949          1,619          3,733          3,161
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,749   $      3,060   $      7,264   $      6,013
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,819,448      5,813,984      5,815,386      5,813,984
BASIC EARNINGS PER COMMON SHARE                       $       0.65   $       0.53   $       1.25   $       1.04
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       5,977,598      5,973,772      5,960,399      5,941,108
DILUTED EARNINGS PER COMMON SHARE                     $       0.63   $       0.51   $       1.22   $       1.01
---------------------------------                     ============   ============   ============   ============

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